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                                                                    EXHIBIT 10.5

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                                  ACCENTURE SCA

                        Societe en commandite par actions

               Siege social: 398, route d'Esch, L-1471 Luxembourg

                Registre de Commerce Luxembourg n(degree) B 79874





                               STATUTS COORDONNES

                            a la date du 17 aout 2001



                         UPDATED ARTICLES OF ASSOCIATION

                             as at August 17th, 2001

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                                 ENGLISH VERSION

Article 1 - Form

There exists among Accenture Ltd, a company limited by shares organised under the laws of Bermuda, being the general partner (gerant commandite) (the "General Partner" or "Accenture Ltd") of Accenture SCA, a partnership limited by shares (societe en commandite par actions) (hereinafter referred to as the "Company") and Accenture Minority IV, Ltd, a Gibraltar company being the current limited shareholder (associe commanditaire) of the Company and all those persons who shall become limited shareholders (associes commanditaires) (the "Limited Shareholders") of the Company.

Hereinafter the Limited Shareholders and the General Partner will be referred to individually as a Shareholder and collectively as the Shareholders.

Article 2 - Term

The Company is incorporated for an unlimited period of time. However, the Company shall come to an end in the event of a resolution to dissolve the Company adopted at a general meeting of Shareholders deciding in compliance with the conditions of quorum and majority required for amendments to the Articles of Association. The Company shall not end in the event of the resignation, dissolution, bankruptcy or insolvency of the General Partner.

Article 3 - Purposes

The Company shall have as its business purpose the holding of participations, in any form whatsoever, in Luxembourg and foreign companies, the acquisition by purchase, subscription, or in any other manner as well as the transfer by sale, exchange or otherwise of stock, bonds, debentures, notes and other securities of any kind, and the ownership, administration, development and management of its participations and of its asset portfolio.

The Company may carry on any commercial, industrial and/or financial activity or maintain a commercial establishment open to the public. The Company may participate directly on indirectly in the establishment and development of any financial, industrial or commercial enterprises in Luxembourg and abroad and it may render them every assistance, whether of a financial nature or not, such as, without limitation, the granting of loans or advances, guarantees for their benefit or other forms of assistance. The Company may borrow in any form and proceed to the issuance of bonds and notes whether or not convertible or exchangeable in shares of the Company or into shares of other companies.

The Company may enter into and perform under global alliances and marketing arrangements and any other contracts aimed at promoting and furthering the development and the operation of the Accenture group, including but not limited to actions involving or relating to staff of any and all affiliated group companies.

In general, it may take any controlling and supervisory measures and carry out any operation which it may deem useful for the accomplishment and development of its purposes.

Article 4 - Registered office

The registered office of the Company is established in Luxembourg City, Grand Duchy of Luxembourg. The General Partner may establish branches or other offices either in Luxembourg or abroad.

In the event that the General Partner determines that extraordinary political, economic or social developments have occurred or are imminent that interfere or are likely to interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be

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temporarily transferred abroad until the complete cessation of these extraordinary circumstances; such temporary measures shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg partnership limited by shares.

Article 5 - Capital

The Company has a subscribed, issued and fully paid nominal share capital of EUR 1,693,240,285 (one billion six hundred ninety-three million two hundred forty thousand two hundred eighty-five) held by the General Partner and having a par value of one Euro and twenty-five cents (EUR 1.25) each and shares (acstions de commanditaires) held by the Limited Shareholder(s) having a par value of one Euro and twenty-five cents (EUR 1.25) each. The Shares are divided into 883,633,920 (eight hundred eighty-three million six hundred thirty-three nine hundred twenty) Class I Common Shares ("Class I Common Shares") of which 5,000,000 (five million) are designated as Class I Common Shares Series A, 5,000,000 (five million) are designated as Class I Common Shares Series B, 10,000,000 (ten million) are designated as Class I Common Shares Series C, 10,000,000 (ten million) are designated as Class I Common Shares Series D, 15,000,000 (fifteen million) are designated as Class I Common Shares Series E, 15,000,000 (fifteen million) are designated as Class I Common Shares Series F, 20,000,000 (twenty million) are designated as Class I Common Shares Series G, 25,000,000 (twenty-five million) are designated as Class I Common Shares Series H, 5,000,000 (five million) are designated as Class I Common Shares Series I, 5,000,000 (five million) are designated as Class I Common Shares Series J, 16,050,000 (sixteen million fifty thousand) Class I Common Shares Series K, and 470,958,308 (four hundred seventy million nine hundred fifty-eight thousand three hundred eight) Class II Common Shares ("Class II Common Shares") having the same characteristics and rights save as to those differences outlined in these Articles of Association. The Class I Common Shares and the Class II Common Shares are individually referred to as a "Share" and collectively as the "Shares". The Class I Common Shares and Class II Common Shares are issued as redeemable shares in accordance with the terms of article 49-8 of the law of 10 August, 1915, on commercial companies, as amended (the "Law"), and the redemption features laid down in Article 7 hereof shall apply thereto.

An extraordinary meeting of Shareholders, resolving in the manner required for the amendment of these Articles of Association, and with the consent of the General Partner, may increase the subscribed and issued capital.

Notwithstanding the preceding paragraph, the General Partner of the Company is authorised and empowered to render effective an increase of the subscribed and issued capital, in whole or in part, from time to time, within a period starting as of May 5, 2001, and expiring on the fifth anniversary of such date, by issuing shares representing such whole or partial increase of the capital up to the total amount of the authorised share capital and for the number and classes of Shares being the object of the authorisation. The General Partner shall accept subscriptions for such shares.

In connection with this authorisation to increase the capital and in compliance with article 32-3 (5) of the Law, the General Partner of the Company is authorised, at its discretion, to waive entirely or partially or to limit, or to set conditions in respect of any preferential subscription rights of the existing Shareholders for the same period of five years and to determine the amount of issue premium (if any) which will have to be paid by the subscriber(s) in the context of this capital increase.

Class I Common Shares are convertible into Class II Common Shares by a resolution of an extraordinary meeting of Shareholders resolving in the manner required for amendments of these Articles of Association. The conversion ratio shall be 1 Class I Common Share for 10 Class II Common Shares. Upon such resolution, the nominal capital shall be increased by EUR 11.25 per Class I Common Share so converted and Class II Common Shares shall be

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issued in accordance with the conversion ratio in replacement of the Class I
Common Shares so converted.

Class II Common Shares are convertible into Class I Common Shares by a resolution of an extraordinary meeting of shareholders resolving in the manner required for amendments of these Articles of Association. The conversion ratio shall be 10 Class II Common Shares for 1 Class I Common Share. Upon such resolution, the nominal capital shall be reduced by EUR 11.25 per 10 Class II Common Shares so converted and the amount of the nominal share capital reduction shall be allocated to the share premium reserve of the Company. In addition, additional Class I Common Shares shall be issued in accordance with the conversion ratio in replacement of the Class II Common Shares so converted.

The authorised capital of the Company is set at EUR 50,000,000,000 consisting of 20,000,000,000 Class I Common Shares of a par value of one euro and twenty-five cents (EUR 1.25) each and of 20,000,000,000 Class II Common Shares of a par value of one euro and twenty-five cents (EUR 1.25) each.

The General Partner is authorised and empowered to issue Class I Common Shares and/or Class II Common Shares from time to time in one or several series bearing different numbers or letters in order to identify them.

The authorisation granted to the General Partner includes the authorisation to issue Shares to itself.

The General Partner is hereby authorised and empowered to determine the conditions attaching to any subscription of Shares, and it may, from time to time, effect such whole or partial increase upon the conversion of any net profit of the Company into capital and the attribution of fully-paid Shares to Shareholders in lieu of dividends.

The General Partner is further authorised to cause the Company to issue warrants, convertible bonds or assimilated instruments or bonds with warrants or subscription rights or to issue any financial instruments convertible into Shares under the terms and conditions to be set by the General Partner.

Each time the General Partner shall act to render effective the increase of capital, as authorised, Article 5 of the Articles of Association of the Company shall be amended so as to reflect the result of such action and the General Partner shall take or authorise any person to take any necessary steps for the purpose of the recording and publication of such increase and such amendment.

The Company recognises only one holder per Share; in case a Share is held by more than one person, the Company has the right to suspend the exercise of all rights attached to that Share until one person is appointed or designated by the joint holders as the sole owner in relation to the Company.

The Shares of the Company are and they continue to stay in registered form. The Shares are not certificated, but a certificate (certificat d'inscription nominative) witnessing the registration of the relevant Shareholder in the share register of the Company and the number of Shares held by it shall be issued by the Company on request of the Shareholder.

A share register shall be kept at the registered office of the Company and, to the extent the General Partner shall so decide, with a transfer agent and registrar. Such register shall set forth the name of each Shareholder, its residence or elected notice address, the number of Shares held by it, the class of Shares, the amounts paid in on each such Share, the transfers of Shares and the dates of such transfers.

Unpaid amounts, if any, on issued and outstanding Shares may be called at any time at the discretion of the General Partner, provided however that calls shall be made on all the Shares in the same proportion and at the same time. Any sum, the payment of which is in arrear, automatically attracts interest in favour of the Company at the rate of ten per cent (10%) per

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year or such other rate as may be determined by the General Partner from time to time calculated from the date when the payment was due until the date of the actual payment.

Article 6 - Transfer of Shares

Except for a redemption made pursuant to Article 7, no Transfer (as defined below) of Shares of the Company by a Limited Shareholder shall be made unless the Supervisory Board of the Company or its delegate shall have given its prior approval to a contemplated Transfer.

If a Limited Shareholder wants to transfer or dispose of all or part of its shares in the Company or of all or part of the rights attached thereto, in any form whatsoever, including, without limitation, via a sale, gift, pledge or some other form of encumbrance or otherwise (a "Transfer"), it must submit a written application beforehand to the Supervisory Board or its delegate by registered mail with acknowledgement of receipt or any other means approved by the Supervisory Board or its delegate. A Transfer application shall contain the name of the contemplated transferee, the contemplated sale price or consideration as well as any other relevant information.

The decision of the Supervisory Board will be made known to the applicant as soon as reasonably practicable after it shall have been taken. The Supervisory Board or its delegate's decision in respect of the application must be made known to the Limited Shareholder by registered mail with acknowledgement of receipt or any other means approved by the General Partner.

Any Transfer not made in compliance with the terms hereof shall, with respect to the Company, be deemed to be null and void and the Company shall not proceed with the registration of any transferee in the share register unless (i) the Transfer to such transferee has been approved in writing by the Supervisory Board or its delegate and (ii) the transferee shall have signed any and all relevant documents as may be required by the Supervisory Board or its delegate.

Article 7 - Redemption of Shares

The Company is authorised to redeem Class II Common Shares or any series thereof at the request of the General Partner and upon the written approval of the Supervisory Board in accordance with the procedures laid down in Article 16 hereto. If the redemption of the Class II Common Shares or of a series thereof will be done in the context of or accompanied by a share capital reduction of the Company, the redemption of Class II Common Shares or a series thereof must in addition be approved by a resolution at a meeting of Shareholders passed by a two thirds majority of those present and voting including the consent of the General Partner.

Subject to any contractual restrictions on Transfer by a holder set forth in any contract or agreement to which the Company or any of its affiliates is a party, Class I Common Shares shall be redeemable for cash at the option of the holder by the giving of irrevocable notice of an election for redemption to the Company.

Notwithstanding the preceding paragraph, at the option of the Company represented by the General Partner, the redemption price payable to any Limited Shareholder that becomes a Limited Shareholder after May 31, 2001 (or such other date that the Supervisory Board shall declare to be the date of the consummation of the Accenture group of companies' transition to a corporate structure) (a "Subsequent Limited Shareholder") in connection with any redemption under this
Article 7 may be paid in cash or in Accenture Ltd Class A Common Shares and any holder and the Company may agree that the Company may redeem such holder's Class I Common Shares for different consideration.

At the request of the General Partner, the Company is authorised to redeem any Class I Common Share or any series held by any Subsequent Limited Shareholder for Accenture Ltd Class A Common Shares if the Company receives a satisfactory opinion from an

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internationally recognized counsel or professional tax advisor that such redemption should be tax-free with respect to such Subsequent Limited Shareholder. If the redemption of the Class I Common Share will be done in the context of or accompanied by a share capital reduction of the Company, the redemption must in addition be approved by a resolution at a meeting of Shareholders passed by a two-thirds majority of those present and voting, including the consent of the General Partner.

The redemption price for a Class I Common Share to be paid in Accenture Ltd Class A Common Shares shall equal a number of Accenture Ltd Class A Common Shares equal to the Valuation Ratio (as defined below). The redemption price for a Class I Common Share to be paid in cash shall equal the Valuation Ratio multiplied by the Market Price of an Accenture Ltd Class A Common Share (as defined below) as of the U.S. trading day following the United States trading day on which the Company receives a notice of an election for redemption with respect to such Class I Common Share.

Notwithstanding anything to the contrary, (i) no redemption at the option of a holder may be made prior to the time that the Accenture Ltd Class A Common Shares shall have been listed for trading on the New York Stock Exchange and
(ii) the Company may refuse to honor a request for redemption at any time or during any period, including, without limitation, during a so-called "blackout period" (and the Class I Common Shares shall not be redeemable at such time or during such period), if the Company determines, based on the advice of counsel (which may be inside counsel), that there is material non-public information that may affect the Average Price Per Share (as defined below) at such time or during such period.

For the purposes of the Articles of Association a Luxembourg business day shall mean a day on which banks are ordinarily open for business in the City of Luxembourg, Luxembourg.

The Company may adopt reasonable procedures for the implementation of the redemption provisions set forth in this Article 7, including, without limitation, procedures for the giving of notice of an election for redemption.

Article 8 - Liability of Shareholders

The Limited Shareholders are only liable up to the amount of their capital contribution made to the Company.

The General Partner's liability is and shall be unlimited.

Article 9 - Meetings of Shareholders

The annual general meeting of Shareholders shall be held, in accordance with Luxembourg law, in Luxembourg at the registered office of the Company, or at such other place in Luxembourg as may be specified in the notice of meeting, on January 15 at 12:00 noon. If such day is not a Luxembourg business day, the annual general meeting shall be held on the next following Luxembourg business day.

Other meetings of Shareholders may, subject to applicable law, be held at such place and at such time as may be specified by the General Partner in the respective notices of meeting.

All general meetings shall be chaired by the General Partner.

Article 10 - Notice, quorum, proxies, majority

The notice periods and quorum rules required by the Law shall apply with respect to the meetings of Shareholders of the Company, as well as with respect to the conduct of such meetings, unless otherwise provided herein.

Each Share is entitled to one vote. A Shareholder may act at any meeting of Shareholders by appointing another person in writing (whether in original or by telefax, cable, telegram or telex), whether a Shareholder or not, as its proxy.

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Except as otherwise required by law or by these Articles of Association, resolutions at a meeting of Shareholders will be passed by a simple majority of those Shares represented and voting at the meeting and with the consent of the General Partner.

The following matters shall require a quorum (if and when required as a matter of the Law) of half of the Company's issued and outstanding Shares and a two-thirds majority vote of those Shares represented and voting at the meeting:

(i)    amendment of these Articles of Association;

(ii)   dissolution and the liquidation of the Company;

(iii) setting of the authorised share capital and the authorisation given to the General Partner to increase the Company's share capital within the limits of the authorisation;

(iv)   decrease of the Company's share capital; and

(v)    sale of all or substantially all of the Company's assets.

The following matters shall require a unanimous resolution of all the Shareholders of the Company:

(i) the redomestication of the Company (i.e. its migration) by the change of the nationality of the Company; and

(ii)   the assessment of the Shareholders.

The Shares shall, as a rule, vote as a single class. Matters adversely affecting the rights of the holders of a specific share class only shall require a quorum (if and when required as a matter of the Law) of half of the class' issued and outstanding Shares and a two-thirds majority vote of the Shares of that share class and, in respect of such matters but only in respect of such matters, the holders shall vote as a separate class.

Article 11 - Convening notice

Shareholders' meetings shall be convened by the General Partner or by the Supervisory Board, pursuant to a notice setting forth the agenda and sent by registered mail at least eight days prior to the meeting to each Shareholder at the Shareholder's notice address on record or, failing which, its residence address on record in the share register of the Company or by two publications in each of the Luxembourg press and in the Luxembourg Official Gazette (Memorial), whereby the first publication shall be made so that the second publication shall be made at least eight days prior to the meeting and with there being at least an eight-day interval between the first and the second publications for the meeting.

If all the Shareholders are present or represented at a meeting of Shareholders, and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice.

The General Partner may determine all reasonable conditions that must be fulfilled by Shareholders for them to participate in any meeting of Shareholders.

Article 12 - Powers of the meeting of Shareholders

Any regularly constituted meeting of Shareholders of the Company shall represent the entire body of Shareholders of the Company. The meeting of Shareholders may resolve on any item only with the consent of the General Partner.

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Article 13 - Management

The Company shall be managed by the General Partner who shall be the liable partner (associe - gerant - commandite) and who shall be personally, jointly and severally liable with the Company for all liabilities which cannot be met out of the assets of the Company.

The General Partner is vested with the broadest powers to perform all acts of administration and disposition in the Company's interest which are not expressly reserved by the Law or by these Articles of Association to the meeting of Shareholders or to the Supervisory Board.

The General Partner shall have the sole authority to institute and direct court proceedings and to negotiate, settle and compromise disputes on behalf of the Company and may delegate this authority to such persons or committees as it may designate, provided the Supervisory Board shall have approved the persons to whom the delegation by the General Partner of such authority is made.

The General Partner shall have the power on behalf and in the name of the Company to carry out any and all of the purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary, advisable or useful or incidental thereto. Except as otherwise expressly provided, the General Partner has, and shall have full authority in its discretion to exercise, on behalf of and in the name of the Company, all rights and powers necessary or convenient to carry out the purposes of the Company.

Article 14 - Authorised signature

The Company shall be bound by the corporate signature of the General Partner as made by the individual or joint signatures of any other persons to whom authority shall have been delegated by the General Partner as the General Partner shall determine in its discretion, provided the Supervisory Board shall have approved the persons to whom the delegation by the General Partner of such authority is made.

Article 15 - Remuneration of General Partner; Expenses

The General Partner shall receive no remuneration from the Company for its duties. To the largest extent permitted by applicable law, but without prejudice to the second paragraph of Article 8, the Company shall bear, and reimburse for, the costs and expenses incurred by the General Partner resulting from the performance of its duties and/or actions taken on behalf of and/or for the benefit of the Company and may make advances to the General Partner in connection therewith (including, without limitation, losses, damages and defense costs resulting from actual or threatened third party claims).

Article 16 - Supervisory Board

The affairs of the Company and its financial situation including particularly its books and accounts shall be supervised by a supervisory board composed of at least three board members (herein referred to as the "Supervisory Board").

The Supervisory Board shall be consulted by the General Partner on such matters as the General Partner may determine, and it shall authorise any actions of the General Partner that may, pursuant to the Law or under these Articles of Association, exceed the powers of the General Partner.

The Supervisory Board shall approve those individuals put forth from time to time by the General Partner to exercise the General Partner's powers with respect to the management of the Company, and the General Partner shall act only through such individuals.

The Supervisory Board shall be elected by a simple majority vote of the general meeting of Shareholders for a maximum term of six years, which shall be renewable.

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The general meeting of Shareholders shall determine the remuneration of the
Supervisory Board, if any.

The Supervisory Board shall be convened by its chairman (as appointed by the Supervisory Board from the Board members) or by the General Partner.

Written notice of any meeting of the Supervisory Board shall be given to all members of the Supervisory Board with at least eight days prior notice, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth in the notice of the meeting. This notice may be waived by the consent in writing, whether in original or by cable, telegram, telefax or telex of each member. Separate notice shall not be required for individual meetings held at times and places prescribed in a schedule previously adopted by resolution of the Supervisory Board. If all the members of the Supervisory Board are present or represented at a meeting of Supervisory Board, and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice.

Any member may act at any meeting of the Supervisory Board by appointing in writing, whether in original or by cable, telegram, telex, telefax or other electronic transmission another member as his proxy.

The Supervisory Board can deliberate or act validly only if at least the majority of its members are present or represented. Resolutions shall be approved if taken by a majority of the votes of the members present or represented at such meeting. Resolutions may also be taken in one or several written instruments signed by all the members.

No member of the Supervisory Board shall be liable in respect of any negligence, default or breach of duty on his own part in relation to the Company and each member of the Supervisory Board shall be indemnified out of the funds of the Company against all liabilities, losses, damages or expenses arising out of the actual or purported execution or discharge of his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office; provided that this exemption from liability and indemnity shall not extend to any matter which would render them void pursuant to Luxembourg law.

Article 17 - Accounting year - Accounts

The accounting year of the Company shall begin on 1st September and it shall terminate on 31st August of each year.

The accounts of the Company shall be stated in euro and/or United States dollars or in any other fungible currency as decided by the General Partner.

Article 18 - Allocation of profits

From the annual net profits of the Company, five per cent (5 %) shall be allocated to the legal reserve as required by the Law. This allocation shall cease to be required as soon as such legal reserve amounts to ten per cent (10 %) of the nominal issued share capital of the Company as stated in Article 5 hereof as increased or reduced from time to time.

The General Partner shall determine how the annual net profits shall be disposed of, and it shall decide to pay dividends from time to time, as it, in its discretion, believes to suit best the corporate purpose and policy of the Company. A general meeting of Shareholders shall have to approve the General Partner's decision to pay dividends as well as the profit allocation proposed by the General Partner.

Each Shareholder shall have dividend rights corresponding to its share. Each Class II common Share shall entitle its holder to receive a dividend equal to 10% of any dividend to which a Class I Common Share entitles its holder, whether in cash or in kind.

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The dividends may be paid in Euro or in United States Dollars or in any other currency determined by the General Partner and they may be paid at such places and times as shall be determined by the General Partner.

The General Partner may decide to pay interim dividends under the conditions and within the limits laid down in the Law.

Article 19 - Dissolution and liquidation

The Company may be voluntarily dissolved by a resolution passed at a general meeting of Shareholders with the consent of the General Partner.

The liquidation shall be carried out by one or several liquidators (who may be physical persons or legal entities) named by a general meeting of Shareholders which shall also determine their powers and their remuneration.

Each holder of Shares of the Company shall be entitled (to the extent of the availability of funds or assets in sufficient amount), to the repayment of the nominal share capital amount corresponding to its Share holdings. The liquidation proceeds (if any), including the return of nominal share capital, shall be paid so that each Class II Common Share shall entitle its holder to receive a liquidation payment equal to 10% of any liquidation payment to which a Class I Common Share entitles its holder.

Article 20 - Amendments

These Articles of Association may be amended from time to time by a general meeting of Shareholders, subject to the quorum and majority requirements provided by the laws of Luxembourg, and subject to the consent of the General Partner.

Article 21 -- Tax Matters

The General Partner may, in its sole discretion, make any tax elections with respect to the Company, provided that the General Partner reasonably determines that any such election would not have an adverse tax impact on any Shareholder.

Article 22 - Applicable law

All matters not governed by these Articles of Association shall be determined by application of the provisions of Luxembourg law, and, in particular, of the Law.

Article 23 - Definitions

The "Average Price Per Share" as of any day shall equal the average of the high and low sales prices of Accenture Ltd Class A Common Shares as reported on the New York Stock Exchange (or if the Accenture Ltd Class A Common Shares are not listed or admitted to trading on the New York Stock Exchange, on the American Stock Exchange, or if the Accenture Ltd Class A Common Shares are not listed or admitted to trading on the American Stock Exchange, on the Nasdaq National Market, or if the Accenture Ltd Class A Common Shares are quoted on the Nasdaq National Market, on the over-the-counter market as furnished by any nationally recognized New York Stock Exchange member firm selected by Accenture Ltd for such purpose), net of customary brokerage and similar transaction costs as determined with respect to the Company and by the Company.

The "Market Price of an Accenture Ltd Class A Common Share" as of any day shall equal the Average Price Per Share as of such day, unless Accenture Ltd sells (i.e. trade date) shares of its Class A Common Shares on such day for cash other than in a transaction with any employee or an affiliate and other than pursuant to a preexisting obligation; in which case the "Market Price of an Accenture Ltd Class A Common Share" as of such day shall be the weighted average sale price per share, net of brokerage and similar costs.

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The "Valuation Ratio" at any time shall equal 1.00, provided that the Valuation
Ratio shall be subject to adjustment from time to time pursuant to the following provisions of this Article 23 If at any time:

(i) Accenture Ltd acquires or otherwise holds more than a de miminis amount of assets other than:

     (a)  its shareholding in the Company,

     (b) any direct or indirect interest in its own shares (provided that such shares would not be treated as an asset of Accenture Ltd on a consolidated balance sheet of Accenture Ltd prepared in accordance with generally accepted accounting principles in the United States of America) or

     (c) any assets that it holds only transiently prior to contributing or loaning such assets to the Company (provided that any such transiently held assets are so contributed or loaned prior to the end of the then current fiscal quarter of Accenture Ltd),

(ii) Accenture Ltd incurs or otherwise is liable for more than a de miminis amount of liabilities other than any liability for which it is the obligee under a corresponding liability of the Company or

(iii) circumstances otherwise require, then

     (1) the General Partner shall promptly inform the Supervisory Board and those members of the Supervisory Board that are also Limited Shareholders (in such capacity, the "Limited Shareholders Committee") of such fact,

     (2) the General Partner shall provide the Limited Shareholders Committee with such other information, including financial information or statements, as the Limited Shareholders Committee may reasonably require in connection with the determinations contemplated by the following clause (3) of this sentence and

     (3) each of the General Partner and the Limited Shareholders Committee shall use their best efforts to promptly:

          (x) determine whether an adjustment to the Valuation Ratio is required in order to reflect the relative fair market values of an Accenture Ltd Class A Common Share and a Class I Common Share and

          (y) if such an adjustment is so required, determine a process for equitable adjustment of the Valuation Ratio (whether based on the financial statements of Accenture Ltd or otherwise and whether a process for a one-time adjustment or recurring adjustments).

If the General Partner and the Limited Shareholders Committee determine that an adjustment in the Valuation Ratio is so required and determine a process for equitable adjustment of the Valuation Ratio, then the Valuation Ratio shall be adjusted by such process. If no agreement can be reached promptly (but in any event within 45 days) between the General Partner and the Limited Shareholders Committee as to whether any such adjustment is so required or as to a process for equitable adjustment, then the General Partner and the Limited Shareholders Committee shall choose an independent arbitrator (which may be a leading international investment bank) who is a recognized expert in the field of company valuation to (x) determine whether an adjustment to the Valuation Ratio is required in order to reflect the relative fair market values of an Accenture Ltd Class A Common Share and a Class I Common Share and (y) if such an adjustment is so required, determine a process for

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equitable adjustment of the Valuation Ratio (whether based on the financial statements of Accenture Ltd or otherwise and whether a process for a one-time adjustment or recurring adjustments). If the arbitrator determines that an adjustment in the Valuation Ratio is so required and determines a process for equitable adjustment of the Valuation Ratio, then the Valuation Ratio shall be adjusted by such process.

If Accenture Ltd:

(i) pays a dividend or makes a distribution on its Accenture Ltd Class A Common Shares in Accenture Ltd Class A Common Shares,

(ii) subdivides its outstanding Accenture Ltd Class A Common Shares into a greater number of shares,

(iii) combines its outstanding Accenture Ltd Class A Common Shares into a smaller number of shares,

(iv) makes a distribution on its Accenture Ltd Class A Common Shares in shares of its share capital other than Accenture Ltd Class A Common Shares or

(v) issues by reclassification of its Accenture Ltd Class A Common Shares any shares of its share capital,

then the Valuation Ratio in effect immediately prior to such action shall be adjusted so that the holder of Class I Common Shares thereafter redeemed may receive the redemption price or number of shares of share capital of Accenture Ltd, as the case may be, which it would have owned immediately following such action if it had redeemed immediately prior to such action (after taking into account any corresponding action taken by the Company).

In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving Accenture Ltd or any of its securities or assets as a result of which the holders of Accenture Ltd Class A Common Shares shall hold voting securities of an entity other than Accenture Ltd, the terms "Accenture Ltd Class A Common Shares" and "Accenture Ltd" shall refer to such voting securities formerly representing or distributed in respect of Accenture Ltd Class A Common Shares and such entity, respectively."

                               PREVAILING VERSION

         The present Articles of Association are worded in English followed by a French translation. In case of discrepancy between the English and the French text, the English version will prevail.

                        FRENCH VERSION -VERSION FRANCAISE

Article 1 - Forme

Entre Accenture Ltd, societe anonyme (company limited by shares) constituee en vertu du droit des Bermudes, le gerant commandite (le gerant commandite ou Accenture Ltd) et Accenture Minority IV, Ltd, societe constituee a
Gibraltar, associe commanditaire actuel de la societe et les personnes qui deviendront des associes commanditaires de la societe (les associes commanditaires), il est forme Accenture SCA, une societe en commandite par actions (ci-apres denommee la societe).

Ci-apres, les associes commanditaires et le gerant commandite seront chacun denomme un actionnaire et ensemble des actionnaires.

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Article 2 - Duree

La Societe est constituee pour une duree illimitee. Cependant, la Societe est dissoute dans le cas de l'adoption d'une resolution de dissolution de la Societe par une assemblee generale des actionnaires deliberant conformement aux conditions de quorum et de majorite requises pour la modification des statuts. La Societe n'est pas dissoute dans le cas de la demission, de la dissolution, de la faillite ou de l'insolvabilite du gerant commandite.

Article 3 - Objet

L'objet de la Societe est la detention de participations, sous quelque forme que ce soit, dans des societes luxembourgeoises et etrangeres, l'acquisition par voie d'achat, de souscription ou de toute autre maniere, ainsi que la cession par voie de vente, d'echange ou de toute autre maniere d'actions, d'obligations, de billets et autres valeurs mobilieres de toute nature, et la propriete, l'administration, le developpement et la gestion de ses participations et de son portefeuille d'actifs.

La Societe peut exercer toute activite commerciale, financiere et/ou industrielle ou conserver un etablissement commercial ouvert au public. La Societe peut participer directement ou indirectement a l'etablissement et au developpement de toutes entreprises financieres, industrielles ou commerciales au Luxembourg et a l'etranger et peut leur preter toute assistance, de nature financiere ou non, comme notamment l'octroi de prets ou d'avances, de garanties a leur avantage ou toute autre forme d'assistance. La Societe peut emprunter sous toute forme et peut proceder a l'emission d'obligations et de billets, qu'ils soient ou non convertibles ou echangeables contre des actions de la societe ou des actions de toutes autres societes.

La Societe peut conclure et executer des conventions generales de partenariat et de marketing et toute autre convention destinee a promouvoir et a assurer le developpement et le fonctionnement du groupe Accenture, en ce compris et de maniere non exhaustive, toute operation impliquant ou se rapportant au personnel de toute societe du groupe.

De maniere generale, elle peut prendre toutes mesures de surveillance et de controle et exercer toute operation qu'elle peut juger utile a la realisation et au developpement de ses objets.

Article 4 - Siege social

Le siege social de la societe est fixe a Luxembourg, au Grand Duche de Luxembourg. Le gerant commandite peut etablir des succursales ou d'autres bureaux au Luxembourg ou a l'etranger.

Si le gerant commandite decide que des evenements extraordinaires de nature politique, economique ou sociale sont survenus ou sont imminents, qui entravent ou sont susceptibles d'entraver les activites normales de la societe a son siege social, ou la facilite de communication entre le siege et les personnes situees a l'etranger, le siege social peut etre provisoirement transfere a l'etranger jusqu'a cessation complete de ces circonstances extraordinaires ; ces mesures provisoires n'ont aucun effet sur la nationalite de la societe, qui, nonobstant le transfert provisoire de son siege, restera une societe en commandite par actions luxembourgeoise.

Article 5 - Capital

Le capital souscrit, emis et libere de la Societe est de EUR 1.693.240.285 (un milliard six cent quatre-vingt-treize millions deux cent quarante mille deux cent quatre-vingt-cinq Euro) represente par des actions de commandite detenues par le gerant commandite d'une valeur nominale de un Euro et vingt-cinq cents chacune (1.25 EUR) et des actions de commanditaires detenues par le(s) associe(s) commanditaire(s) d'une valeur nominale de un

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Euro et vingt-cinq cents (1.25 EUR) chacune. Les Actions sont divisees en
883.633.920 (huit cent quatre-vingt-trois millions six cent trente-trois mille neuf cent vingt) actions ordinaires de categorie I ("Actions Ordinaires de Categorie I") dont 5.000.000 (cinq millions) sont designees comme des Actions Ordinaires de Categorie I Serie A5.000.000 (cinq millions) sont designees comme des Actions Ordinaires de Categorie I Serie B, 10.000.000 (dix millions) sont designees comme des Actions Ordinaires de Categorie I Serie C, 10.000.000 (dix millions) sont designees comme des Actions Ordinaires de Categorie I Serie D,
15.000.000 (quinze millions) sont designees comme des Actions Ordinaires de Categorie I Serie E, 15.000.000 (quinze millions) sont designees comme des Actions Ordinaires de Categorie I Serie F, 20.000.000 (vingt millions) sont designees comme des Actions Ordinaires de Categorie I Serie G, 25.000.000 (vingt-cinq millions) sont designees comme des Actions Ordinaires de Categorie I Serie H, 5.000.000 (cinq millions) sont designees comme des Actions Ordinaires de Categorie I Serie I, 5.000.000 (cinq millions) sont designees comme des Actions Ordinaires de Categorie I Serie J, 16.050.000 (seize millions cinquante mille) sont designees comme des Actions Ordinaires de Categorie I Serie K et en
470.958.308 (quatre cent soixante-dix millions neuf cent cinquante-huit mille trois cent huit) actions ordinaires de categorie II (" Actions Ordinaires de Categorie II") assorties des meme caracteristiques et droits, a l'exception des differences exposees dans les presents statuts. Les Actions Ordinaires de Categorie I et les Actions Ordinaires de Categorie II sont chacune denommee une "Action" et ensemble les "Actions ". Les Actions Ordinaires de Categorie I et les Actions Ordinaires de Categorie II sont emises sous la forme d'actions rachetables, conformement a l'article 49-8 de la loi du 10 aout 1915 relative aux societes commerciales, telle qu'amendee (la "Loi"), et les caracteristiques de rachat stipulees a l'article 7 des presentes sont applicables a ces actions.

Une assemblee extraordinaire des actionnaires de la societe, deliberant de la maniere requise pour la modification des presents statuts, et avec l'accord du gerant commandite, peut augmenter le capital souscrit et emis.

Nonobstant le paragraphe qui precede, le gerant commandite de la societe a l'autorisation et le pouvoir de mettre en oeuvre une augmentation du capital souscrit et emis, en tout ou en partie, periodiquement, pendant une periode commencant le 5 mai 2001 et expirant au cinquieme anniversaire de cette date, par l'emission d'actions representant cette augmentation totale ou partielle du capital dans les limites du montant total du capital actions autorise et pour le nombre et les categories d'actions qui font l'objet de l'autorisation. Le gerant commandite accepte des souscriptions pour ces actions.

Dans le cadre de cette autorisation d'augmenter le capital et conformement a l'article 32-3 (5) de la loi, le gerant commandite de la societe est autorise, a son entiere discretion, a renoncer en tout ou en partie ou a limiter, ou a assortir de conditions tous droits de souscription privilegies des actionnaires existants pendant la meme periode de cinq ans et a fixer le montant des primes d'emission (le cas echeant) qui devront etre payees par le(s) souscripteur(s) dans le cadre de cette augmentation de capital.

Les actions ordinaires de categorie I sont convertibles en actions ordinaires de categorie II par voie de resolution d'une assemblee extraordinaire des actionnaires de la societe, deliberant comme en matiere de modification des presents statuts. Le rapport de conversion est de 1 action ordinaire de categorie I pour 10 actions ordinaires de categorie II. A l'adoption de cette resolution, le capital nominal est augmente de 11,25 EUR par action ordinaire de categorie I ainsi converties et il est procede a l'emission d'actions ordinaires de categorie II conformement au rapport de conversion pour remplacer les actions ordinaires de categories I ainsi converties.

Les actions ordinaires de categorie II sont convertibles en actions ordinaires de categorie I par voie de resolution d'une assemblee extraordinaire des actionnaires de la societe, deliberant comme en matiere de modification des presents statuts. Le rapport de conversion est de 10 actions ordinaires de categorie II pour 1 action ordinaire de categorie I. A l'adoption de cette

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resolution, le capital nominal est diminue de 11,25 EUR par 10 actions ordinaires de categorie II ainsi converties et le montant de la diminution du capital actions nominal est affectee a la reserve de primes d'emission de la societe. En outre, il est procede a l'emission d'actions ordinaires de categorie I supplementaires conformement au rapport de conversion pour remplacer les actions ordinaires de categories II ainsi converties.

Le capital autorise de la societe est fixe a 50 000 000 000 EUR, represente par 20 000 000 000 actions ordinaires de categorie I d'une valeur nominale d'un euro et vingt-cinq cents (1,25 EUR) chacune et 20 000 000 000 actions ordinaires de categorie II d'une valeur nominale d'un euro et vingt-cinq cents (1,25 EUR) chacune.

Il est confere au gerant commandite l'autorisation et le pouvoir d'emettre des actions ordinaires de categorie I et/ou des actions ordinaires de categorie II periodiquement en une ou plusieurs series portant differents numeros ou lettres aux fins de leur identification.

L'autorisation accordee au gerant commandite inclut l'autorisation d'emettre des actions pour lui-meme.

Il est par les presentes confere au gerant commandite l'autorisation et le pouvoir de fixer les conditions attachees a toute souscription d'actions, et il peut, periodiquement, mettre en oeuvre cette augmentation partielle ou totale a la conversion de tout benefice net de la societe en capital et l'attribution d'actions entierement liberees aux actionnaires au lieu de dividendes.

Le gerant commandite est egalement autorise a provoquer l'emission par la societe de warrants, d'obligations convertibles ou d'instruments ou obligations assimiles assortis de warrants ou droits de souscription ou l'emission de tous instruments financiers convertibles en actions aux termes et conditions fixes par le gerant commandite.

Chaque fois que le gerant commandite agit pour mettre en oeuvre une telle augmentation de capital, ainsi qu'il y est autorise, l'article 5 des statuts de la societe est modifie pour refleter le resultat de cette action et le gerant commandite prend ou autorise toute personne a prendre toutes mesures necessaires aux fins de l'enregistrement et de la publication de cette augmentation et de cette modification.

La societe ne reconnait qu'un detenteur par action ; si une action est detenue par plus d'une personne, la societe a le droit de suspendre l'exercice de tous les droits attaches a cette action jusqu'a ce qu'une personne soit nommee ou designee par les detenteurs conjoints comme le seul proprietaire a l'egard de la societe.

Les actions de la societe sont et restent nominatives. Les actions de sont pas certifiees, mais un certificat d'inscription nominative portant temoignage de l'enregistrement de l'actionnaire correspondant dans le registre des actionnaires de la societe et du nombre d'actions qu'il detient est emis par la societe a la demande de l'actionnaire.

Un registre des actionnaires est tenu au siege social de la societe et, dans la mesure ou le gerant commandite en decide ainsi, par un agent de transfert et agent charge de la tenue des registres. Ce registre precise le nom de chaque actionnaire, son domicile ou l'adresse choisie aux fins de notification, le nombre d'actions qu'il detient, la categorie des actions, les montants payes au titre de chacune de ces actions, les cessions d'actions et la date de ces cessions.

Les sommes impayees, le cas echeant, au titre d'actions emises et en circulation peuvent etre appelees a tout moment a la discretion du gerant commandite, sous reserve cependant que ces appels de fonds soient effectues au titre de toutes les actions dans les memes proportions et au meme moment. Toute somme dont le paiement est en retard, emporte automatiquement des interets en faveur de la societe au taux annuel de dix pour-cent (10 %) ou a tout autre

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taux fixe par le gerant commandite periodiquement, calcules a partir de la date a laquelle le paiement est devenu exigible jusqu'a la date du paiement reel.

Article 6 - Cession d'actions

Sauf a l'occasion d'un rachat effectue en application de l'article 7, aucune cession (au sens defini ci-dessous) d'actions de la societe par un associe commanditaire n'est effectuee sans que le conseil de surveillance de la societe ou son delegue ait donne son accord prealable a la cession envisagee.

Si un associe commanditaire souhaite ceder ou aliener tout ou partie de ses actions dans la societe ou tout ou partie des droits attaches a ces actions, de quelque maniere que ce soit, dont notamment par voie de vente, donation, nantissement ou toute autre forme de charge ou autrement (une cession), il doit soumettre au prealable une demande ecrite au conseil de surveillance ou a son delegue par lettre recommandee avec accuse de reception ou par tout autre moyen approuve par le conseil de surveillance ou son delegue. Une telle demande d'agrement comprend le nom du cessionnaire envisage, le prix de vente ou la contrepartie envisages ainsi que toutes autres informations pertinentes.

La decision du conseil de surveillance sera communiquee au demandeur aussi tot que possible apres qu'elle a ete prise. La decision du conseil de surveillance ou de son delegue quant a la demande doit etre communiquee a l'associe commanditaire par lettre recommandee avec accuse de reception ou tout autre moyen approuve par le gerant commandite.

Toute cession non conforme aux termes des presentes est reputee nulle et non avenue a l'egard de la societe et la societe ne procede a l'enregistrement d'aucun cessionnaire dans le registre des actionnaires sauf si (i) la cession a ce cessionnaire a ete approuvee par ecrit par le conseil de surveillance ou son delegue et (ii) le cessionnaire a signe tous les documents pertinents que le conseil de surveillance ou son delegue peuvent exiger.

Article 7 - Rachat d'actions

La societe est autorisee a racheter les actions ordinaires de categorie II ou toute serie de cette categorie a la demande du gerant commandite et avec l'accord ecrit du conseil de surveillance conformement aux procedures prevues a l'article 16 des presentes. Si le rachat des actions ordinaires de categorie II ou d'une serie de cette categorie est effectue dans le cadre ou accompagne d'une diminution du capital actions de la societe, le rachat d'actions ordinaires de categorie II ou d'une serie de cette categorie doit etre approuve par voie de resolution adoptee a la majorite des deux-tiers des actionnaires presents et votants d'une assemblee des actionnaires, avec l'accord du gerant commandite.

Sous reserve de toutes restrictions contractuelles a la cession par un detenteur stipulees dans tout contrat ou accord auquel la societe ou quelconque de ses societes liees est partie, les actions ordinaires de categories I et II sont rachetables pour du numeraire au choix du detenteur par la remise a la societe d'une notification irrevocable d'un choix de rachat.

Nonobstant le paragraphe precedent, au choix de la societe representee par le gerant commandite, le prix de rachat payable a tout associe commanditaire qui devient associe commanditaire apres le 31 mai 2001 (ou toute autre date que le conseil de surveillance fixe comme la date de prise d'effet de la transformation du groupe de societes Accenture en une structure sociale) (un associe commanditaire ulterieur) au titre de tout rachat au terme du present article
7 peut etre paye en numeraire ou en actions ordinaires de categorie A d'Accenture Ltd et tout detenteur et la societe peuvent convenir que la societe peut racheter les actions ordinaires de categorie I de ce detenteur pour toute autre contrepartie.

A la demande du gerant commandite, la societe est autorisee a racheter toute action ordinaire de categorie I ou toute serie de cette categorie detenue par tout associe commanditaire

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ulterieur pour des actions ordinaires de categorie A d'Accenture Ltd si la societe recoit un avis satisfaisant d'un conseil juridique ou d'un conseiller fiscal professionnel de reputation internationale faisant etat de ce qu'un tel rachat serait exempte de taxe a l'egard de cet associe commanditaire ulterieur. Si le rachat de l'action ordinaire de categorie I est effectue dans le cadre ou accompagne d'une diminution du capital actions de la societe, le rachat doit en outre doit etre approuve par voie de resolution adoptee a la majorite des deux-tiers des actionnaires presents et votants d'une assemblee des actionnaires, avec l'accord du gerant commandite.

Le prix de rachat d'une action ordinaire de categorie I a payer en actions ordinaires de categorie A d'Accenture Ltd est egal au rapport d'evaluation (ainsi qu'il est defini plus bas). Le prix de rachat d'une action ordinaire de categorie I a payer en numeraire est egal au rapport d'evaluation multiplie par le cours du marche d'une action ordinaire de categorie A d'Accenture Ltd (ainsi qu'il est defini plus bas) au jour ouvre des marches americains suivant le jour ouvre des marches americains auquel la societe recoit une notification de choix de rachat quant a cette action ordinaire de categorie I.

Nonobstant toute disposition contraire, (i) aucun rachat au choix d'un associe ne peut etre effectue avant la date a laquelle les actions ordinaires de categorie A d'Accenture Ltd ont ete cotees a la bourse de New York et (ii) la societe peut refuser d'honorer une demande de rachat a tout moment ou pendant toute periode, dont notamment, pendant ce qu'on appelle une periode de black-out (et les actions ordinaires de categorie I ne sont pas rachetables a ce moment ou pendant cette periode), si la societe decide, sur le fondement de l'avis d'un conseil juridique (qui peut etre un conseil juridique interne), qu'il existe des informations substantielles non communiquees au public qui peuvent influer sur le cours moyen par action (ainsi qu'il est defini plus bas) a ce moment ou pendant cette periode.

Aux fins des statuts, par jour ouvrable luxembourgeois, on entend un jour pendant lequel les banques sont normalement ouvertes dans la ville de Luxembourg, au Luxembourg.

La societe peut adopter des procedures raisonnables pour la mise en oeuvre des dispositions de rachat stipulees dans le present article 7, dont notamment des procedures de remise des notifications de choix de rachat.

Article 8 - Responsabilite des associes

Les associes commanditaires ne sont responsables qu'a concurrence de leur apport au capital de la societe.

La responsabilite du gerant commandite est illimitee.

Article 9 - Assemblees des actionnaires

L'assemblee generale annuelle des actionnaires se tient, conformement au droit luxembourgeois, au siege social de la societe au Luxembourg, ou dans tout autre lieu du territoire du Luxembourg qui peut etre precise dans l'avis de convocation a l'assemblee, le 15 janvier a midi. Si ce jour n'est pas un jour ouvrable luxembourgeois, l'assemblee generale annuelle se tient le jour ouvrable luxembourgeois suivant.

Les autres assemblees des actionnaires peuvent, sous reserve du droit applicable, se tenir au lieu, a l'heure et a la date qui peuvent etre precises par le gerant commandite dans les avis de convocation respectifs aux assemblees.

Toutes les assemblees generales sont presidees par le gerant commandite.

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Article 10 - Avis, quorum, representation, majorite

Les periodes des avis de convocation et les regles de quorum exiges par la loi s'appliquent aux assemblees des actionnaires de la societe, ainsi qu'a la tenue de ces assemblees, sauf disposition contraire des presentes.

Chaque action donne droit a une voix. Un actionnaire peut agir a toute assemblee des actionnaires en designant une autre personne par ecrit (sous la forme d'un original, ou par telecopie, cable, telegramme ou telex) que cette personne soit ou non un actionnaire, pour etre son representant.

Sauf prescription legale contraire ou disposition contraire des presents statuts, les resolutions d'une assemblee des actionnaires seront adoptees a la majorite simple des actions representees et votant a l'assemblee, et avec l'accord du gerant commandite.

Pour les questions suivantes, un quorum compose de la moitie des actions emises et en circulation de la societe est necessaire (si et quand la loi l'exige) et un vote a la majorite des deux-tiers des actions representees et votant a l'assemblee est necessaire :

         (i)      modification des presents statuts ;
         (ii)     dissolution et liquidation de la societe ;
         (iii) determination du capital actions autorise et autorisation accordee au gerant commandite d'augmenter le capital actions de la societe dans les limites de l'autorisation ;
         (iv)     diminution du capital actions de la societe ; et
         (v) vente de la totalite ou de la quasi-totalite de l'actif de la societe.

Pour les questions suivantes, une resolution adoptee a l'unanimite de tous les associes de la societe est necessaire :

         (i) le changement de domicile de la societe (c'est-a-dire sa migration) par le changement de la nationalite de la societe; et
         (ii)     l'evaluation des associes.

Les actions, generalement, votent comme une categorie unique. Pour les questions qui n'ont un effet negatif que sur les droits des detenteurs des actions d'une categorie d'actions particuliere, un quorum (si et lorsqu'il est exige par la loi) compose de la moitie des actions emises en circulation de la categorie en question et un vote a la majorite des deux-tiers des actions de cette categorie sont necessaires, et pour ces questions uniquement les detenteurs votent comme une categorie distincte.

Article 11 - Avis de convocation

Les assemblees des actionnaires sont convoquees par le gerant commandite ou par le conseil de surveillance, en application d'un avis de convocation stipulant l'ordre du jour, envoye par courrier recommande au moins huit jours avant l'assemblee a chaque actionnaire a l'adresse de l'actionnaire figurant dans le registre aux fins de notification ou, a defaut, a son domicile figurant dans le registre des actionnaires de la societe ou par deux publications dans la presse luxembourgeoise et deux publications dans le journal officiel du Luxembourg (Memorial), la premiere publication paraissant de telle sorte que la seconde publication soit effectuee au moins huit jours avant l'assemblee et qu'il existe un intervalle d'au moins huit jours entre la premiere et la seconde publication de l'assemblee.

Si tous les actionnaires sont presents ou representes a une assemblee des actionnaires, et s'ils declarent qu'ils ont ete informes de l'ordre du jour de l'assemblee, l'assemblee peut etre tenue sans preavis.

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Le gerant commandite peut fixer toutes les conditions raisonnables qui doivent etre remplies par les actionnaires pour leur permettre de participer a toute assemblee des actionnaires.

Article 12 - Attributions de l'assemblee des actionnaires

Toute assemblee regulierement constituee des actionnaires de la societe represente l'ensemble des actionnaires de la societe. L'assemblee des actionnaire ne peut adopter de resolution sur toute question qu'avec l'accord du gerant commandite.

Article 13 - Gerance

La societe est geree par le gerant commandite qui est l'associe responsable et qui est personnellement, conjointement et solidairement responsable avec la societe de tout passif qui ne peut pas etre regle sur l'actif de la societe.

Le gerant commandite est investi des pouvoirs les plus etendus pour executer tous actes d'administration et de disposition dans l'interet de la societe qui ne sont pas expressement reserves par la loi ou les presents statuts a l'assemblee des actionnaires ou au conseil de surveillance.

Le gerant commandite a le pouvoir exclusif d'engager et de diriger des poursuites judiciaires et de negocier, regler a l'amiable et transiger sur des litiges pour le compte de la societe, et il peut deleguer ce pouvoir a toutes autres personnes ou tous autres comites qu'il peut designer, sous reserve que le conseil de surveillance ait approuve les personnes ou comites auxquels ce pouvoir est delegue par le gerant commandite.

Le gerant commandite a le pouvoir, pour le compte et au nom de la societe, d'exercer tous les objets de la societe, d'effectuer tous actes et de conclure et d'executer tous contrats et autres engagements qu'il peut juger necessaires, souhaitables, utiles ou accessoires a ces objets. Sauf stipulation contraire expresse, le gerant commandite dispose des pleins pouvoirs discretionnaires d'exercer, pour le compte de la societe, tous les droits et pouvoirs necessaires ou utiles a l'accomplissement des objets de la societe.

Article 14 - Delegation de signature

La societe est liee par la signature sociale du gerant commandite exprimee par les signatures individuelles ou conjointes de toutes autres personnes auxquelles ce pouvoir a ete delegue par le gerant commandite, de la maniere que le gerant commandite fixe a son entiere discretion, sous reserve de l'approbation par le conseil de surveillance des personnes auxquelles le gerant commandite delegue ce pouvoir.

Article 15 - Remuneration du gerant commandite ; frais

Le gerant commandite ne recoit aucune remuneration au titre de ses services de la part de la societe. Dans la plus grande mesure autorisee par la loi, mais sans prejudice du deuxieme paragraphe de l'article 8, la societe supporte et rembourse les couts et frais encourus par le gerant commandite du fait de l'execution de ses obligations et/ou des mesures prises pour le compte et/ou dans l'interet de la societe et peut accorder toutes avances au gerant commandite au titre de ces frais et couts (dont notamment, les pertes, dommages-interets et frais de defense encourus du fait de demandes ou de menaces de demandes de tiers).

Article 16 - Conseil de surveillance

Les affaires de la societe et sa situation financiere, dont en particulier ses livres et comptes, sont controles par un conseil de surveillance compose d'au moins trois membres du conseil (ci-apres, le conseil de surveillance).

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Le conseil de surveillance est consulte par le gerant commandite sur les questions que le gerant commandite peut fixer, et il autorise toutes actions du gerant commandite qui peuvent, en application de la loi ou des presents statuts, depasser le champ des pouvoirs du gerant commandite.

Le conseil de surveillance approuve les personnes designees periodiquement par le gerant commandite pour exercer les pouvoirs du gerant commandite quant a la gestion de la societe, et le gerant commandite n'agit que par l'intermediaire de ces personnes.

Le conseil de surveillance est elu par un vote a la majorite simple de l'assemblee generale des actionnaires pour une periode maximale de six ans, qui est renouvelable.

L'assemblee generale des actionnaires fixe la remuneration du conseil de surveillance, le cas echeant.

Le conseil de surveillance est convoque par son president (ainsi qu'il est nomme par le conseil de surveillance parmi ses membres) ou par le gerant commandite.

Un avis de convocation ecrit sera remis a tous les membres du conseil de surveillance au moins huit jours avant la tenue de la reunion du conseil, sauf en cas d'urgence, auquel cas la nature de l'urgence est precisee dans l'avis de convocation. Il peut etre renonce a cet avis de convocation par l'accord ecrit, sous la forme d'un original ou par cable, telegramme, telecopie ou telex, de chaque membre. Un avis de convocation distinct n'est pas necessaire pour les reunions individuelles tenues au lieu, a la date et a l'heure prescrits dans un document adopte precedemment par voie de resolution du conseil de surveillance. Si tous les membres du conseil de surveillance sont presents ou representes a une reunion du conseil de surveillance, et s'ils declarent qu'ils ont ete informes de l'ordre du jour de la reunion, la reunion peut etre tenue sans preavis.

Tout membre peut agir a toute reunion du conseil de surveillance en designant par ecrit, sous la forme d'un original ou par cable, telegramme, telecopie, telex ou toute autre communication electronique, un autre membre pour le representer.

Le conseil de surveillance ne peut deliberer ou agir valablement que si au moins la majorite de ses membres est presente ou representee. Les resolutions adoptees a la majorite des voix des membres presents ou represente a la reunion sont approuvees. Les resolutions peuvent egalement etre adoptees sous la forme d'un ou de plusieurs instruments signes par tous les membres.

Aucun membre du conseil de surveillance n'est responsable au titre de toute faute, tout manquement ou tout defaut de sa part a l'egard de la societe et chaque membre du conseil de surveillance est indemnise sur les fonds de la societe de toutes responsabilites, pertes, dommages-interets ou frais encourus du fait de l'execution ou de la decharge reelle ou alleguee de ses obligations ou de l'exercice de ses pouvoirs ou de toute autre maniere dans le cadre de ses fonctions, sous reserve que cette exoneration de responsabilite et cette indemnite ne s'etendent pas a toute question qui les rendrait nulles en application du droits luxembourgeois.

Article 17 - Exercice - comptes

L'exercice de la societe commence le 1er septembre et finit le 31 aout de chaque annee.

Les comptes de la societe sont tenus en euros et/ou en dollars des Etats-Unis ou dans toute autre devise fongible que decide le gerant commandite.

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Article 18 - Affectation des benefices

Cinq pour-cent (5 %) des benefices annuels de la societe sont affectes a la reserve legale, ainsi que la loi l'exige. Cette affectation cesse d'etre necessaire des que la reserve legale atteint dix pour-cent (10 %) du capital actions nominal emis de la societe expose a l'article 5 des presentes, tel qu'il est diminue ou augmente periodiquement.

Le gerant commandite fixe la maniere dont il est dispose des benefices nets annuels, et decide de verser des dividendes periodiquement, de la maniere qu'il juge, a son entiere discretion, la mieux correspondre a l'objet social et a la politique de la societe. Une assemblee generale des actionnaires doit approuver la decision du gerant commandite de verser des dividendes ainsi que de l'affectation des benefices proposee par le gerant commandite.

Chaque actionnaire dispose des droits a dividendes correspondants a sa participation. Chaque action ordinaire de categorie II donne droit a son detenteur a recevoir un dividende egal a 10 % de tout dividende auquel une action ordinaire de categorie I donne droit a son detenteur, en numeraire ou en nature.

Les dividendes peuvent etre payes en euros ou en dollars des Etats-Unis ou dans toute autre devise que le gerant commandite decide et ils peuvent etre payes aux lieux et aux dates que le gerant commandite decide.

Le gerant commandite peut decider de payer des dividendes provisoires aux conditions et dans les limites prevues par la loi.

Article 19 - Dissolution et liquidation

La societe peut etre dissoute volontairement par voie de resolution adoptee a une assemblee generale des actionnaires avec l'accord du gerant commandite.

La liquidation est executee par un ou plusieurs liquidateurs (qui peuvent etre des personnes physiques ou morales) designes par une assemblee generale des actionnaires qui fixe egalement leurs pouvoirs et leur remuneration.

Chaque detenteur d'actions de la societe a droit (dans la mesure de la suffisance des fonds ou de l'actif disponibles) au remboursement du montant du capital actions nominal correspondant a sa participation en actions. Les produits de la liquidation (le cas echeant), dont le remboursement du capital actions nominal, sont payes de telle sorte que chaque action ordinaire de categorie II donne droit a son detenteur a recevoir un paiement a la liquidation egal a 10 % de tout paiement a la liquidation auquel une action ordinaire de categorie I donne droit a son detenteur.

Article 20 - Modifications

Les presents statuts peuvent etre modifies periodiquement par une assemblee generale des actionnaires, sous reserve des exigences de quorum et de majorite prevues par les lois du Luxembourg et sous reserve de l'accord du gerant commandite.

Article 21 -- Questions fiscales

Le gerant commandite peut, a son entiere et exclusive discretion, faire tous choix fiscaux pour la societe, sous reserve que le gerant commandite decide raisonnablement que tout choix de la sorte n'aura aucune incidence negative sur les actionnaires.

Article 22 - Droit applicable

Toutes les questions qui ne sont pas regies par les presents statuts sont fixees par l'application des dispositions du droit luxembourgeois, et notamment, de la loi.

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Article 23 - Definitions

Le cours moyen par action a toute date donnee est egal a la moyenne des cours de vente le plus eleve et le plus faible des actions ordinaires de categorie A d'Accenture Ltd, tels qu'ils sont signales a la bourse de New York (ou si les actions ordinaires de categorie A d'Accenture Ltd ne sont pas cotees ou admises a l'echange a la bourse de New York, a la bourse americaine, ou si les actions ordinaires de categorie A d'Accenture Ltd ne sont pas cotees ou admises a l'echange a la bourse americaine, au marche national Nasdaq, ou si les actions ordinaires de categorie A d'Accenture Ltd ne sont pas cotees ou admises a l'echange au marche national Nasdaq, au marche hors cote tel qu'il est offert par toute societe membre de la bourse de New York et reconnue au plan national, selectionnee par Accenture Ltd a cette fin), net des frais de courtage et des frais d'operation similaires fixes pour la societe et par la societe.

Le cours de marche d'une action ordinaire de categorie A d'Accenture Ltd a toute date donnee est egal au prix moyen par action de cette date sauf si Accenture Ltd vend (c'est-a-dire la date d'operation) une partie de ses actions ordinaires de categorie A a cette date pour du numeraire, autrement que dans le cadre d'une operation avec tout employe ou toute societe liee et autrement qu'en application d'une obligation anterieure ; auquel cas le cours de marche d'une action ordinaire de categorie A d'Accenture Ltd de cette date est egal a la moyenne ponderee du cours de vente par action net des frais de courtage et frais similaires.

Le rapport d'evaluation est a tout moment egal a 1,00, sous reserve que le rapport d'evaluation soit sous reserve d'un ajustement periodique en application des dispositions suivantes du present article 23 Si a tout moment :

         (i) Accenture Ltd acquiert ou detient autrement un montant d'actif superieur a un montant de miminis autre que :

                  (A)      sa participation dans la societe,

                  (B) tout interet direct ou indirect dans ses propres actions (sous reserve que ces actions ne soient pas traitees comme actif d'Accenture Ltd sur un bilan consolide d'Accenture Ltd prepare conformement aux principes comptables generalement admis aux Etats-Unis d'Amerique) ou

                  (C) tout actif qu'elle detient uniquement a titre provisoire avant d'apporter ou de preter cet actif a la societe (sous reserve que tout actif de la sorte detenu provisoirement soit ainsi apporte ou prete avant la fin du trimestre en cours de l'exercice d'Accenture Ltd),

         (ii) Accenture Ltd encourt ou est responsable un montant de passif superieur a un montant de miminis qu'un passif dont elle repond au titre d'un passif correspondant de la societe ou

         (iii)    les circonstances en exigent autrement, alors

(1) le gerant commandite informe sans delai le conseil de surveillance et les membres du conseil de surveillance qui sont egalement associes commanditaires (en cette qualite, le comite des associes commanditaires) de ce fait,

(2) le gerant commandite communique au comite des associes commanditaires toutes autres informations, dont les informations ou etats financiers, que le comite des associes commanditaires peut raisonnablement demander en rapport avec les decisions envisagees par l'alinea (3) suivant de la presente phrase et

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(3)      le gerant commandite et le comite des associes commanditaires mettent enoeuvre tous les moyens possibles pour :

         (x) determiner sans delai si un ajustement du rapport d'evaluation est necessaire pour refleter les valeurs justes de marche relatives d'une action ordinaire de categorie A d'Accenture Ltd et d'une action ordinaire de categorie I et

         (y) si un tel ajustement est necessaire, determiner sans delai une methode d'ajustement equitable du rapport d'evaluation (fondee sur les etats financiers d'Accenture Ltd ou autrement, et si cette methode ne concerne qu'un seul ajustement ou des ajustements recurrents).

Si le gerant commandite et le comite des associes commanditaires decident qu'un ajustement du rapport d'evaluation est necessaire, et determinent une methode d'ajustement equitable du rapport d'evaluation, alors le rapport d'evaluation est ajuste au moyen de cette methode. S'il n'est parvenu a aucun accord rapide (mais dans tous les cas dans un delai de 45 jours) entre le gerant commandite et le comite des associes commanditaires quant a la necessite ou non d'un tel ajustement ou la determination d'une methode d'ajustement equitable, alors le gerant commandite et le comite des associes commanditaires choisissent un arbitre independant (qui peut etre une grande banque d'investissement) qui est un expert reconnu dans le domaine de l'evaluation des societe (x) pour decider si un ajustement du rapport d'evaluation est necessaire pour refleter les justes valeurs de marche relatives d'une action ordinaire de categorie A d'Accenture Ltd et d'une action ordinaire de categorie I et (y) si un tel ajustement est necessaire, pour determiner une methode d'ajustement equitable du rapport d'evaluation (sur le fondement des etats financiers d'Accenture Ltd ou autrement et si cette methode ne concerne qu'un seul ajustement ou des ajustement recurrents). Si l'arbitre decide qu'un ajustement du rapport d'evaluation est ainsi necessaire et determine une methode d'ajustement equitable du rapport d'evaluation, alors le rapport d'evaluation est ajuste au moyen cette methode.

Si Accenture Ltd:

         (i) paie un dividende ou effectue une distribution sur ses actions ordinaires de categorie A d'Accenture Ltd en actions ordinaires de categorie A d'Accenture Ltd,

         (ii) sous-divise ses actions ordinaires de categorie A d'Accenture Ltd en circulation en un plus grand nombre d'actions,

         (iii) reunit ses actions ordinaires de categorie A d'Accenture Ltd en circulation en un plus petit nombre d'actions,

         (iv) effectue une distribution sur ses actions ordinaires de categorie A d'Accenture Ltd en actions de son capital actions autres que des actions ordinaires de categorie A d'Accenture Ltd ou

         (v) emet, par voie de nouvelle classification de ses actions ordinaires de categorie A d'Accenture Ltd, toutes actions de son capital actions,

alors, le rapport d'evaluation en effet immediatement avant une telle mesure est ajuste de telle sorte que les detenteurs d'actions ordinaires de categorie I rachetees par la suite puissent recevoir le prix de rachat ou le nombre d'actions dans le capital actions d'Accenture Ltd, selon le cas, dont ils auraient ete proprietaires immediatement apres une telle mesure si ces actions avaient ete rachetees immediatement avant cette mesure (apres avoir tenu compte de toute mesure correspondante prise par la societe).

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Dans le cas de toute association, fusion, restructuration, recapitalisation
d'activite ou de toute autre operation extraordinaire impliquant directement ou indirectement Accenture Ltd ou quelconque de ses titres ou actifs, en consequence de quoi les detenteurs d'actions ordinaires de categorie A d'Accenture Ltd detiennent des titres assortis de droits de vote dans une societe autre qu'Accenture Ltd, les termes actions ordinaires de categorie A d'Accenture Ltd et Accenture Ltd feront reference aux titres assortis de droits de vote representant auparavant ou distribues respectivement au titre d'actions ordinaires de categorie A d'Accenture Ltd ou de cette societe.

                              VERSION PREPONDERANTE

         Les presents statuts sont rediges en langue anglaise suivi d'une version francaise. En cas de divergences entre le texte anglais et le texte francais, le texte anglais fera foi.

                        POUR COPIE CONFORME DES STATUTS,
                     COORDONNES a LA DATE DU 17 aout 2001.
                    Signe a Luxembourg, ce 17 septembre 2001

                 TRUE CERTIFIED COPY OF THE UPDATED ARTICLES OF
                      ASSOCIATION as at August 17th, 2001.

            Undersigned in Luxembourg, this 17th of September, 2001.